SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2005

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported by Integrated Silicon Solution, Inc. (“ISSI”) in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005 (the “Initial 8-K Report”), on August 11, 2005, ISSI closed the offer to purchase up to all of the outstanding shares of Integrated Circuit Solution, Inc. (“ICSI”) that it did not already own (the “Offer”). This amendment should be read in conjunction with the Initial 8-K Report.

In connection with the Offer, on July 13, 2005, ISSI’s Board of Directors increased its authorized number of members to seven and elected Kong Yeu Han to ISSI’s Board of Directors to fill the resulting vacancy. Mr. Han’s election became effective as of August 11, 2005. Although Mr. Han, the Chief Executive Officer of ICSI, was appointed to ISSI’s Board in connection with ISSI’s acquisition of ICSI, he was not selected as a director pursuant to any arrangement or understanding. Mr. Han does not currently serve on any of the committees of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: December 8, 2005	/s/ GARY L. FISCHER
Gary L. Fischer
Acting Chief Financial Officer